UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 11, 2011 (June 30, 2011)

DEBUT BROADCASTING CORPORATION, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50762	88-0417389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1011 Cherry Avenue, Suite B
Nashville, Tennessee	37203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(615) 866-0530

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 30, 2011, in accordance with the board of directors meeting held on June 28, 2011 we issued a Convertible Promissory Note (the “Note”) to Diversified Support Services, LLC., an Ohio Limited Liability Company  (the “Investor”), pursuant to which we issued the Revised and Amended Note to the Investor, revising the original promissory note date September 30, 2009, in exchange for a line of credit for an additional $100,000 resulting in gross potential proceeds of  $785,692.85.  Under the Note the outstanding debt can be converted into Company common stock at a conversion rate of $0.05 per share.  The note carries an automatic conversion provision, in which The Note will automatically convert to stock if the average stock price over 180 days is $0.35 or higher.    The Note will earn interest at 12% per annum on the balance utilized, and be due July 31, 2013, unless fully converted earlier.  The applicable interest on the note accrues into the loan balance, and is due at maturity.  There is already outstanding $685,692.85 under the Note.

The foregoing description of the Note does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Note, a copy of which is included as Exhibit 9.02(d)i, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements
None.

(b)	Pro Forma Financial Statements
None.

(d)	Exhibits

9.01(d)i
Convertible Promissory Note, dated September 21, 2009  issued by and between River Falls Financial Services, LLC and Debut Broadcasting Corporation, Inc. Incorporated by reference to the Current Report on form 8-K filed September 30, 2009

	9.02(d)i	Revised and Amended Convertible Promissory Note, dated June 30, 2011 issued by and between Diversified Support Systems and Debut Broadcasting Corporation, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Debut Broadcasting Corporation, Inc.

/s/ Sariah Hopkins
Sariah Hopkins
Executive Vice President, and Chief Financial Officer

Date: July 11, 2011